UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 23, 2018

BMC STOCK HOLDINGS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	1-36050	26-4687975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Lakeside Commons

980 Hammond Drive, NE, Suite 500

Atlanta, GA 30328

(Address Of Principal Executive Offices) (Zip Code)

(678) 222-1219

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Executive Officer

On August 28, 2018, BMC Stock Holdings, Inc. (the “Company”) announced that the Board of Directors of the Company (the “Board”) has completed its search for a new chief executive officer and appointed David E. Flitman as President and Chief Executive Officer of the Company effective on or about October 1, 2018, unless the Company and Mr. Flitman mutually agree to a different date (the “Start Date”). The Company expects that Mr. Flitman’s service will commence no later than October 1, 2018. The Board also will elect Mr. Flitman to the Board effective as of the Start Date.

Mr. Flitman, 54, has served as Executive Vice President of Performance Food Group Company, a family of leading foodservice distributors, and President and Chief Executive Officer of its Performance Foodservice division since January 2015. From January 2014 to December 2014, Mr. Flitman served as Chief Operating Officer and President USA & Mexico of Univar Corporation, a global chemical distributor. Mr. Flitman joined Univar in December 2012 as President USA with additional responsibility for Univar’s Global Supply Chain & Export Services teams. From November 2011 to September 2012, he served as Executive Vice President and President Water and Process Services at Ecolab Inc., the global leader in water, hygiene and energy technologies and services. From August 2008 to November 2011, Mr. Flitman served as Senior Executive Vice President of Nalco Holding Company until it was acquired by Ecolab. He also served as President of Allegheny Power System, an electric utility that served customers in Pennsylvania, West Virginia, Virginia, and Maryland, from February 2005 to July 2008. Formerly, Mr. Flitman spent nearly 20 years in operational, commercial, and global business leadership positions at DuPont, a science and technology-based company. Since July 2017, Mr. Flitman also has served as a member of the Board of Directors of Veritiv Corporation, a North American business-to-business distributor of packing, facility solutions, print and publishing products and services.

There is no arrangement or understanding between Mr. Flitman and any other person pursuant to which he was selected as an officer (other than his Employment Agreement, which is described below). Mr. Flitman has no family relationships with any of our directors or executive officers, and Mr. Flitman is not party to a related party transaction reportable under Item 404(a) of Regulation S-K.

Interim President and Chief Executive Officer

Mr. Flitman will succeed David L. Keltner, who has served as Interim President and Chief Executive Officer since January 10, 2018. On August 27, 2018, Mr. Keltner notified the Company that he intends to resign as Interim President and Chief Executive Officer effective on Mr. Flitman’s Start Date. Mr. Keltner will remain a director on the Board.

In recognition of Mr. Keltner’s agreement to continue to serve as Interim President and Chief Executive Officer until Mr. Flitman’s Start Date, which is beyond his originally anticipated six-month term, and the fact that he was not provided the opportunity to participate in the Company’s annual bonus program for 2018, on August 27, 2018, following the recommendation of the Organization and Compensation Committee (the “Compensation Committee”), the independent directors on the Board awarded Mr. Keltner a $375,000 cash bonus.

Compensation Arrangements with New President and Chief Executive Officer

In connection with Mr. Flitman’s appointment as President and Chief Executive Officer, on August 23, 2018, the Company entered into an Employment Agreement (the “Employment Agreement”) with Mr. Flitman, pursuant to which he will serve as the President and Chief Executive Officer of the Company and a member of the Board effective as of the Start Date. The term of the Employment Agreement continues indefinitely until terminated by either party as described therein.

The material terms of the Employment Agreement are as follows:

•

Mr. Flitman’s initial annual base salary will be $775,000, and he will be eligible to earn an annual cash bonus in a target amount of 100% of his base salary. He will be eligible to earn a pro-rated annual bonus for 2018.

•	Mr. Flitman will receive a $200,000 cash sign-on bonus, which he must repay to the Company in the event that his employment terminates under certain circumstances within one year of the Start Date.

•

On his Start Date, Mr. Flitman will receive an initial time-based restricted stock unit award valued at approximately $1,166,677 and an initial performance-based restricted stock unit award with a target value of approximately $2,333,333. Subject to Mr. Flitman’s continued employment with the Company, such time-based restricted stock units will vest in three substantially equal installments on the first three anniversaries of his Start Date, and between 0% and 200% of the performance-based restricted stock units will vest on December 31, 2021, subject to the Compensation Committee’s certification of the achievement of certain performance goals over a three-year performance period.

•	Mr. Flitman will receive relocation assistance and benefits in connection with his move to Raleigh, North Carolina.

•

Subject to his execution of a release, Mr. Flitman (or his estate) will be entitled to certain post-termination payments and benefits in the event his employment is terminated without cause (as defined in the Employment Agreement), he resigns for good reason (as defined in the Employment Agreement), or he dies or becomes disabled. These payments include an amount equal to 200% of his base salary and target annual bonus payable over 24 months, subsidized COBRA payments for 18 months, and accelerated vesting of any time-based equity awards that would have vested within 12 months of such a termination.

•

The Employment Agreement provides that these post-termination payments increase to 300% of Mr. Flitman’s base salary and target annual bonus and that he will receive full accelerated vesting of equity awards (with performance based awards vesting at target level) upon a qualifying termination, or if a successor fails to assume the Employment Agreement, in connection with a change in control of the Company (as defined in the Employment Agreement).

•	The Employment Agreements includes confidentiality, invention assignment, and 24-month post-termination non-competition and non-solicitation covenants.

Other Compensation Decisions

In order to enhance the stability of our executive team, on August 27, 2018, the Compensation Committee approved, and the Company entered into, a letter agreement with Michael McGaugh, Executive Vice President and Chief Operating Officer, amending his employment agreement to: (1) confirm that the relocation of our headquarters from Atlanta, Georgia to Raleigh, North Carolina, as discussed below, will be considered a “good reason” trigger event under his employment agreement and (2) extend the period during which Mr. McGaugh may give notice of “good reason” in connection with such relocation and be eligible to receive severance benefits under his employment agreement through December 31, 2019.

ITEM 7.01.	Regulation FD Disclosure.

A copy of the Company’s press release regarding Mr. Flitman’s appointment has been furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 8.01.	Other Events.

The Board has approved the relocation of the Company’s principal executive offices to the Company’s existing offices at 8020 Arco Corporate Drive, Suite 400, Raleigh, North Carolina 27617, effective as of September 30, 2018.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of BMC Stock Holdings, Inc. dated August 28, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMC STOCK HOLDINGS, INC.

Date: August 28, 2018	By:	/s/ C. Lowell Ball
Vice President, Deputy General Counsel and Assistant Secretary

4